Exhibit 1

Number: BC0843022

CERTIFICATE

OF

INCORPORATION

BUSINESS CORPORATIONS ACT

I Hereby Certify that ESSA PHARMA INC. was incorporated under the Business Corporations Act on January 6, 2009 at 08:51 AM Pacific Time.

Issued under my hand at Victoria, British Columbia On January 6, 2009 RON TOWNSHEND Registrar of Companies Province of British Columbia Canada

ARTICLES

ESSA PHARMA INC.

(the “Company”)

The Company has as its Articles the following Articles.

Full Name and Signature of Each Incorporator	Date of Signing

FMC VANCOUVER SERVICES INC.

January 5, 2009
Gary R. Sollis, Authorized Signatory

Incorporation Number: BC0843022

TABLE OF CONTENTS

ARTICLE 1	INTERPRETATION	1
1.1	Definitions	1
1.2	Statutory Definitions Applicable	1

ARTICLE 2	SHARES AND SHARE CERTIFICATES	2
2.1	Authorized Share Structure	2
2.2	Form of Share Certificate	2
2.3	Shareholder Entitled to Certificate or Acknowledgment	2
2.4	Delivery by Mail	2
2.5	Replacement of Worn Out or Defaced Certificate or Acknowledgment	2
2.6	Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgment	3
2.7	Splitting Share Certificates	3
2.8	Certificate Fee	3
2.9	Recognition of Trusts	3

ARTICLE 3	ISSUE OF SHARES	4
3.1	Directors Authorized	4
3.2	Commissions and Discounts	4
3.3	Brokerage	4
3.4	Conditions of Issue	4
3.5	Share Purchase Warrants and Rights	5

ARTICLE 4	SHARE REGISTERS	5
4.1	Central Securities Register	5
4.2	Closing Register	5

ARTICLE 5	SHARE TRANSFERS	5
5.1	Registering Transfers	5
5.2	Form of Instrument of Transfer	6
5.3	Transferor Remains Shareholder	6
5.4	Signing of Instrument of Transfer	6
5.5	Enquiry as to Title Not Required	6
5.6	Transfer Fee	6

ARTICLE 6	TRANSMISSION OF SHARES	7
6.1	Recognition on Death	7
6.2	Rights of Legal Personal Representative or Trustee in Bankruptcy	7

ARTICLE 7	PURCHASE OF SHARES	7
7.1	Company Authorized to Purchase Shares	7
7.2	Purchase When Insolvent	7
7.3	Sale and Voting of Purchased Shares	8

ARTICLE 8	BORROWING POWERS	8
8.1	Borrowing Powers	8

ARTICLE 9	ALTERATIONS	9
9.1	Alteration of Authorized Share Structure	9
9.2	Special Rights and Restrictions	9
9.3	Change of Name	10
9.4	Other Alterations	10

ARTICLE 10	MEETINGS OF SHAREHOLDERS	10
10.1	Annual General Meetings	10
10.2	Resolution Instead of Annual General Meeting	10
10.3	Calling of Meetings of Shareholders	10
10.4	Notice for Meetings of Shareholders	10
10.5	Record Date for Notice	11
10.6	Record Date for Voting	11
10.7	Failure to Give Notice and Waiver of Notice	11
10.8	Notice of Special Business at Meetings of Shareholders	12

ARTICLE 11	PROCEEDINGS AT MEETINGS OF SHAREHOLDERS	12
11.1	Special Business	12
11.2	Special Majority	13
11.3	Quorum	13
11.4	One Shareholder May Constitute Quorum	13
11.5	Other Persons May Attend	13
11.6	Requirement of Quorum	14
11.7	Lack of Quorum	14
11.8	Lack of Quorum at Succeeding Meeting	14
11.9	Chair	14
11.10	Selection of Alternate Chair	15
11.11	Adjournments	15
11.12	Notice of Adjourned Meeting	15
11.13	Decisions by Show of Hands or Poll	15

11.14	Declaration of Result	15
11.15	Motion Need Not be Seconded	16
11.16	Casting Vote	16
11.17	Manner of Taking Poll	16
11.18	Demand for Poll on Adjournment	16
11.19	Chair Must Resolve Dispute	16
11.20	Casting of Votes	17
11.21	No Demand for Poll	17
11.22	Demand for Poll Not to Prevent Continuance of Meeting	17
11.23	Retention of Ballots and Proxies	17

ARTICLE 12	VOTES OF SHAREHOLDERS	17
12.1	Number of Votes by Shareholder or by Shares	17
12.2	Votes of Persons in Representative Capacity	17
12.3	Votes by Joint Holders	18
12.4	Legal Personal Representatives as Joint Shareholders	18
12.5	Representative of a Corporate Shareholder	18
12.6	Appointment of Proxy Holders	19
12.7	Alternate Proxy Holders	19
12.8	Who May Act as Proxy Holder	19
12.9	Deposit of Proxy	19
12.10	Validity of Proxy Vote	20
12.11	Form of Proxy	20
12.12	Revocation of Proxy	21
12.13	Revocation of Proxy Must be Signed	21
12.14	Production of Evidence of Authority to Vote	21

ARTICLE 13	DIRECTORS	22
13.1	First Directors; Number of Directors	22
13.2	Change in Number of Directors	22
13.3	Directors’ Acts Valid Despite Vacancy	23
13.4	Qualifications of Directors	23
13.5	Remuneration of Directors	23
13.6	Reimbursement of Expenses of Directors	23
13.7	Special Remuneration for Directors	23
13.8	Gratuity, Pension or Allowance on Retirement of Director	23

ARTICLE 14	ELECTION AND REMOVAL OF DIRECTORS	24
14.1	Election at Annual General Meeting	24
14.2	Consent to be a Director	24
14.3	Failure to Elect or Appoint Directors	24
14.4	Places of Retiring Directors Not Filled	25
14.5	Directors May Fill Casual Vacancies	25
14.6	Remaining Directors Power to Act	25
14.7	Shareholders May Fill Vacancies	25
14.8	Additional Directors	26
14.9	Ceasing to be a Director	26
14.10	Removal of Director by Shareholders	26
14.11	Removal of Director by Directors	26

ARTICLE 15	ALTERNATE DIRECTORS	27
15.1	Appointment of Alternate Director	27
15.2	Notice of Meetings	27
15.3	Alternate for More Than One Director Attending Meetings	27
15.4	Consent Resolutions	28
15.5	Alternate Director Not an Agent	28
15.6	Revocation of Appointment of Alternate Director	28
15.7	Ceasing to be an Alternate Director	28
15.8	Remuneration and Expenses of Alternate Director	28

ARTICLE 16	POWERS AND DUTIES OF DIRECTORS	29
16.1	Powers of Management	29
16.2	Appointment of Attorney of Company	29

ARTICLE 17	DISCLOSURE OF INTEREST OF DIRECTORS	29
17.1	Obligation to Account for Profits	29
17.2	Restrictions on Voting by Reason of Interest	29
17.3	Interested Director Counted in Quorum	30
17.4	Disclosure of Conflict of Interest or Property	30
17.5	Director Holding Other Office in the Company	30
17.6	No Disqualification	30
17.7	Professional Services by Director or Officer	30
17.8	Director or Officer in Other Corporations	30

ARTICLE 18	PROCEEDINGS OF DIRECTORS	31
18.1	Meetings of Directors	31
18.2	Voting at Meetings	31
18.3	Chair of Meetings	31
18.4	Meetings by Telephone or Other Communications Medium	32
18.5	Calling of Meetings	32
18.6	Notice of Meetings	32
18.7	When Notice Not Required	33
18.8	Meeting Valid Despite Failure to Give Notice	33
18.9	Waiver of Notice of Meetings	33
18.10	Quorum	33
18.11	Validity of Acts Where Appointment Defective	33
18.12	Consent Resolutions in Writing	34

ARTICLE 19	EXECUTIVE AND OTHER COMMITTEES	34
19.1	Appointment and Powers of Executive Committee	34
19.2	Appointment and Powers of Other Committees	34
19.3	Obligations of Committees	35
19.4	Powers of Board	35
19.5	Committee Meetings	36

ARTICLE 20	OFFICERS	36
20.1	Directors May Appoint Officers	36
20.2	Functions, Duties and Powers of Officers	36
20.3	Qualifications	37
20.4	Remuneration and Terms of Appointment	37

ARTICLE 21	INDEMNIFICATION	37
21.1	Definitions	37
21.2	Mandatory Indemnification of Eligible Party	38
21.3	Indemnification of Other Persons	38
21.4	Non-Compliance with the Act	38
21.5	Company May Purchase Insurance	38

ARTICLE 22	DIVIDENDS	39
22.1	Payment of Dividends Subject to Special Rights	39
22.2	Declaration of Dividends	39
22.3	No Notice Required	39
22.4	Record Date	39
22.5	Manner of Paying Dividend	40
22.6	Settlement of Difficulties	40
22.7	When Dividend Payable	40
22.8	Dividends to be Paid in Accordance With Number of Shares	40
22.9	Receipt by Joint Shareholders	40
22.10	Dividend Bears No Interest	40
22.11	Fractional Dividends	40
22.12	Payment of Dividends	41
22.13	Capitalization of Surplus	41

ARTICLE 23	FINANCIAL RECORDS AND AUDITS	41
23.1	Recording of Financial Affairs	41
23.2	Inspection of Accounting Records	41
23.3	Remuneration of Auditor	41

ARTICLE 24	NOTICES	42
24.1	Method of Giving Notice	42
24.2	Deemed Receipt of Mailing	43
24.3	Certificate of Sending	43
24.4	Notice to Joint Shareholders	43
24.5	Notice to Trustees	43

ARTICLE 25	SEAL	44
25.1	Who May Attest Seal	44
25.2	Sealing Copies	44
25.3	Mechanical Reproduction of Seal	44

ARTICLE 26	PROHIBITIONS	45
26.1	Definitions	45
26.2	Application	45
26.3	Consent Required for Transfer of Shares or Designated Securities	45

v

ARTICLE 1

INTERPRETATION

1.1	Definitions

In these Articles, unless the context otherwise requires:

“Act” means the Business Corporations Act, S.B.C. 2002, c. 57, as amended from time to time, as well as any successor legislation, and includes any regulations made thereunder.

“board of directors”, “directors” and “board” mean the directors or sole director of the Company for the time being.

“Interpretation Act” means the Interpretation Act, R.S.B.C. 1996, c. 238, as amended from time to time, as well as any successor legislation, and includes any regulations made thereunder.

“legal personal representative” means the personal or other legal representative of the shareholder.

“registered address” of a shareholder means the shareholder’s address as recorded in the central securities register.

“seal” means the seal of the Company, if any.

1.2	Statutory Definitions Applicable

The definitions in the Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Act will prevail in relation to the use of the term in these Articles. If there is a conflict between these Articles and the Act, the Act will prevail.

ARTICLE 2

SHARES AND SHARE CERTIFICATES

2.1	Authorized Share Structure

The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

2.2	Form of Share Certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Act.

2.3	Shareholder Entitled to Certificate or Acknowledgment

Each shareholder is entitled, without charge, to one share certificate representing the shares of each class or series of shares registered in the shareholder’s name. At its option, the Company may, in lieu of a share certificate, issue to the shareholder a non-transferable written acknowledgment of the shareholder’s right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate and delivery of a share certificate for a share to one of several joint shareholders or to one of the shareholders’ duly authorized agents will be sufficient delivery to all.

2.4	Delivery by Mail

Any share certificate or non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgment is lost in the mail or stolen.

2.5	Replacement of Worn Out or Defaced Certificate or Acknowledgment

If the directors are satisfied that a share certificate or a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate is worn out or defaced, they must, on production to them of the share certificate or acknowledgment, as the case may be, and on such other terms, if any, as they think fit:

(a)	order the share certificate or acknowledgment, as the case may be, to be cancelled; and

(b)	issue a replacement share certificate or acknowledgment, as the case may be.

2.6	Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgment

If a share certificate or a non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate is lost, stolen or destroyed, a replacement share certificate or acknowledgment, as the case may be, must be issued to the person entitled to that share certificate or acknowledgment, as the case may be, if the directors receive:

(a)	proof satisfactory to them that the share certificate or acknowledgment is lost, stolen or destroyed; and

(b)	any indemnity the directors consider adequate.

2.7	Splitting Share Certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

2.8	Certificate Fee

There must be paid to the Company, in relation to the issue of any share certificate under Article 2.5, 2.6 or 2.7, the amount, if any and which must not exceed the amount prescribed under the Act, determined by the directors.

2.9	Recognition of Trusts

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as by law or statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

ARTICLE 3

ISSUE OF SHARES

3.1	Directors Authorized

Subject to the Act and the rights of the holders of issued shares of the Company, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

3.2	Commissions and Discounts

The directors may authorize the Company to pay at any time a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person, or procuring or agreeing to procure purchasers for shares of the Company.

3.3	Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4	Conditions of Issue

Except as provided for by the Act, no share may be issued until it is fully paid. A share is fully paid when:

(a)	consideration is provided to the Company for the issue of the share by one or more of the following:

(i)	past services performed for the Company;

(ii)	property; or

(iii)	money; and

(b)	the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

3.5	Share Purchase Warrants and Rights

Subject to the Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

ARTICLE 4

SHARE REGISTERS

4.1	Central Securities Register

As required by and subject to the Act, the Company must maintain in British Columbia a central securities register. The directors may, subject to the Act, appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

4.2	Closing Register

The Company must not at any time close its central securities register.

ARTICLE 5

SHARE TRANSFERS

5.1	Registering Transfers

In addition to any other restrictions set forth in these Articles, a transfer of a share of the Company must not be registered unless:

(a)	a duly signed instrument of transfer in respect of the share has been received by the Company;

(b)	if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate has been surrendered to the Company; and

(c)

if a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgment has been surrendered to the Company.

5.2	Form of Instrument of Transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the directors from time to time.

5.3	Transferor Remains Shareholder

Except to the extent that the Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company as the registered owner of the transferred shares.

5.4	Signing of Instrument of Transfer

If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the written acknowledgments deposited with the instrument of transfer:

(a)	in the name of the person named as transferee in that instrument of transfer; or

(b)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.5	Enquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

5.6	Transfer Fee

There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors from time to time.

ARTICLE 6

TRANSMISSION OF SHARES

6.1	Recognition on Death

In case of the death of a shareholder, the legal personal representative, or if the shareholder was a joint holder, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a person as a legal personal representative, the directors may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate.

6.2	Rights of Legal Personal Representative or Trustee in Bankruptcy

The legal personal representative or trustee in bankruptcy of a shareholder, as the case may be, has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided the documents required by the Act and the directors have been deposited with the Company.

ARTICLE 7

PURCHASE OF SHARES

7.1	Company Authorized to Purchase Shares

Subject to Article 7.2, the special rights and restrictions attached to the shares of any class or series and the Act, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at the price and upon the terms specified in such resolution.

7.2	Purchase When Insolvent

The Company must not make a payment or provide any other consideration to purchase or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(a)	the Company is insolvent; or

(b)	making the payment or providing the consideration would render the Company insolvent.

7.3	Sale and Voting of Purchased Shares

If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(a)	is not entitled to vote the share at a meeting of its shareholders;

(b)	must not pay a dividend in respect of the share; and

(c)	must not make any other distribution in respect of the share.

ARTICLE 8

BORROWING POWERS

8.1	Borrowing Powers

The Company, if authorized by the directors, may:

(a)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

(b)

issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as the directors consider appropriate;

(c)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(d)

mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

ARTICLE 9

ALTERATIONS

9.1	Alteration of Authorized Share Structure

Subject to Article 9.2 and the Act, the Company may by special resolution:

(a)	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(b)

increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(c)	subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

(d)	if the Company is authorized to issue shares of a class of shares with par value:

(i)	decrease the par value of those shares; or

(ii)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(e)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(f)	alter the identifying name of any of its shares; or

(g)	otherwise alter its shares or authorized share structure when required or permitted to do so by the Act.

9.2	Special Rights and Restrictions

Subject to the Act, the Company may by special resolution:

(a)

create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(b)	vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued.

9.3	Change of Name

The Company may by special resolution authorize an alteration of its Notice of Articles in order to change its name.

9.4	Other Alterations

If the Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by special resolution alter these Articles.

ARTICLE 10

MEETINGS OF SHAREHOLDERS

10.1	Annual General Meetings

Unless an annual general meeting is deferred or waived in accordance with the Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place, within or outside British Columbia, as may be determined by the directors.

10.2	Resolution Instead of Annual General Meeting

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under the Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

10.3	Calling of Meetings of Shareholders

The directors may, whenever they think fit, call a meeting of shareholders at such time and place, within or outside British Columbia, as may be determined by the directors.

10.4	Notice for Meetings of Shareholders

The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(a)	if and for so long as the Company is a public company, 21 days; or

(b)	otherwise, 10 days.

10.5	Record Date for Notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(a)	if and for so long as the Company is a public company, 21 days; or

(b)	otherwise, 10 days.

If no record date is set, the record date is 5:00 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.6	Record Date for Voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Act, by more than four months. If no record date is set, the record date is 5:00 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.7	Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

10.8	Notice of Special Business at Meetings of Shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must state the general nature of the special business. If the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, then, in lieu of attaching a copy of the document to the notice of meeting, the notice may state that a copy of the document will be available for inspection by shareholders who are entitled to vote at the meeting:

(a)	at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(b)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

ARTICLE 11

PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1	Special Business

At a meeting of shareholders, the following business is special business:

(a)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting; and

(b)	at an annual general meeting, all business is special business except for the following:

(i)	business relating to the conduct of or voting at the meeting;

(ii)	consideration of any financial statements of the Company presented to the meeting;

(iii)	consideration of any reports of the directors or auditor;

(iv)	the setting or changing of the number of directors;

(v)	the election or appointment of directors;

(vi)	the appointment of an auditor;

(vii)	the setting of the remuneration of an auditor;

(viii)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution; and

(ix)	any other business which, under these Articles or the Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

11.2	Special Majority

The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast on the resolution.

11.3	Quorum

Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is one or more persons who are, or who represent by proxy, one or more shareholders who, in the aggregate, hold at least 10% of the issued shares of the Company entitled to be voted at the meeting.

11.4	One Shareholder May Constitute Quorum

If there is only one shareholder entitled to vote at a meeting of shareholders:

(a)	the quorum is one person who is, or who represents by proxy, that shareholder; and

(b)	that shareholder, present in person or by proxy, may constitute the meeting.

11.5	Other Persons May Attend

The directors, the chief executive officer (if any), the president (if any), the secretary (if any), the assistant secretary (if any and only in the absence of the secretary), the auditor of the Company (if any), and any other persons invited by the directors are entitled to attend any meeting of shareholders, but if any of those persons does attend a meeting of shareholders, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder otherwise entitled to vote at the meeting.

11.6	Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.7	Lack of Quorum

If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(a)	in the case of a general meeting requisitioned by shareholders, the meeting is dissolved; and

(b)	in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

11.8	Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred to in Article 11.7(b) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.9	Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(a)	the chair of the board, if any;

(b)	if the chair of the board is absent or unwilling to act as chair of the meeting, the vice chair of the board, if any;

(c)	if the vice chair of the board is absent or unwilling to act as chair of the meeting, the chief executive officer, if any; or

(d)	if the chief executive officer is absent or unwilling to act as chair of the meeting, the president, if any.

11.10	Selection of Alternate Chair

If, at any meeting of shareholders, there is no chair of the board, vice chair of the board, chief executive officer or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board, vice chair of the board, chief executive officer and president are unwilling to act as chair of the meeting, or if the chair of the board, vice chair of the board, chief executive officer and president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present may choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

11.11	Adjournments

The chair of a meeting of shareholders may, with the consent of any meeting at which a quorum is present, and must, if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.12	Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.13	Decisions by Show of Hands or Poll

Subject to the Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by at least one shareholder entitled to vote who is present in person or by proxy.

11.14	Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.13, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.15	Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.16	Casting Vote

In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.17	Manner of Taking Poll

Subject to Article 11.18, if a poll is duly demanded at a meeting of shareholders:

(a)	the poll must be taken:

(i)	at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(ii)	in the manner, at the time and at the place that the chair of the meeting directs;

(b)	the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(c)	the demand for the poll may be withdrawn by the person who demanded it.

11.18	Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.19	Chair Must Resolve Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and his or her determination made in good faith is final and conclusive.

11.20	Casting of Votes

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.21	No Demand for Poll

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.22	Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

11.23	Retention of Ballots and Proxies

The Company must, for at least three months after a meeting of shareholders, keep at its record office each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three-month period, the Company may destroy such ballots and proxies.

ARTICLE 12

VOTES OF SHAREHOLDERS

12.1	Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(a)	on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(b)

on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2	Votes of Persons in Representative Capacity

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

12.3	Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

(a)	any one of the joint shareholders may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(b)

if more than one of the joint shareholders is present at any meeting, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4	Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders.

12.5	Representative of a Corporate Shareholder

If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(a)	for that purpose, the instrument appointing a representative must:

(i)

be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(ii)	if the notice so provides, be provided at the meeting to the chair of the meeting or to a person designated by the chair of the meeting;

(b)	if a representative is appointed under this Article 12.5:

(i)

the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(ii)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.6	Appointment of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint one or more (but not more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

12.7	Alternate Proxy Holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.8	Who May Act as Proxy Holder

Any person having attained the age of majority may act as proxy holder whether or not he or she is entitled on his or her own behalf to be present and to vote at the meeting at which he or she acts as proxy holder. The proxy may authorize the person so appointed to act as proxy holder for the appointor for the period, at any meeting or meetings and to the extent permitted by the Act.

12.9	Deposit of Proxy

A proxy for a meeting of shareholders must:

(a)

be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(b)	if the notice so provides, be provided at the meeting to the chair of the meeting or to a person designated by the chair of the meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.10	Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(a)

at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of revocations, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)	by the chair of the meeting, before the vote is taken.

12.11	Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

[Name of Company]

(the “Company”)

The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned [ at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting. ] [ at any and all general meetings of the Company to be held between [month, day, year] and [month, day, year], and at any adjournment of any such meeting to be held within that period of time. ]

Number and class of shares in respect of which this proxy is given (if no number or class is specified, then this proxy if given in respect of all shares registered in the name of the shareholder):

Signed [month, day, year]

[Signature of Shareholder]

[Name of Shareholder - printed]

12.12	Revocation of Proxy

Subject to Article 12.13, every proxy may be revoked by an instrument in writing that is:

(a)

received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of revocations, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)	provided, at the meeting, to the chair of the meeting.

12.13	Revocation of Proxy Must be Signed

An instrument referred to in Article 12.12 must be signed as follows:

(a)	if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy; and

(b)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

12.14	Production of Evidence of Authority to Vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

ARTICLE 13

DIRECTORS

13.1	First Directors; Number of Directors

The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Act. The number of directors, excluding additional directors appointed under Article 14.8, is set at:

(a)	subject to Articles 13.1(b) and (c), the number of directors that is equal to the number of the Company’s first directors;

(b)	if the Company is a public company, the greater of three and the most recently set of:

(i)	the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(ii)	the number of directors set under Article 14.4; and

(c)	if the Company is not a public company, the greater of one and the most recently set of:

(i)	the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(ii)	the number of directors set under Article 14.4.

13.2	Change in Number of Directors

If the number of directors is set under Article 13.1 (b)(i) or 13.1 (c)(i):

(a)	the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number; and

(b)

if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number contemporaneously with the setting of that number, then the directors may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

13.3	Directors’ Acts Valid Despite Vacancy

An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

13.4	Qualifications of Directors

A director is not required to hold a share in the capital of the Company as qualification for his or her office but must be qualified as required by the Act to become, act or continue to act as a director.

13.5	Remuneration of Directors

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.

13.6	Reimbursement of Expenses of Directors

The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

13.7	Special Remuneration for Directors

If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company’s business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

13.8	Gratuity, Pension or Allowance on Retirement of Director

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

ARTICLE 14

ELECTION AND REMOVAL OF DIRECTORS

14.1	Election at Annual General Meeting

At every annual general meeting and in every unanimous resolution contemplated by Article 10.2:

(a)

the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

(b)	all the directors cease to hold office immediately before the election or appointment of directors under Article 14.1(a), but are eligible for re-election or re-appointment.

14.2	Consent to be a Director

No election, appointment or designation of an individual as a director is valid unless:

(a)	that individual consents to be a director in the manner provided for in the Act;

(b)	that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or

(c)	with respect to first directors, the designation is otherwise valid under the Act.

14.3	Failure to Elect or Appoint Directors

If:

(a)

the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the Act; or

(b)	the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

(c)	the date on which his or her successor is elected or appointed; and

(d)	the date on which he or she otherwise ceases to hold office under the Act or these Articles.

14.4	Places of Retiring Directors Not Filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected or appointed in accordance with these Articles and the Act. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

14.5	Directors May Fill Casual Vacancies

Any casual vacancy occurring in the board of directors may be filled by the directors.

14.6	Remaining Directors Power to Act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of summoning a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Act, for any other purpose.

14.7	Shareholders May Fill Vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

14.8	Additional Directors

Notwithstanding Articles 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed:

(a)	one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(b)	in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1(a), but is eligible for re-election or re-appointment.

14.9	Ceasing to be a Director

A director ceases to be a director when:

(a)	the term of office of the director expires;

(b)	the director dies;

(c)	the director resigns as a director in the manner required by the Act; or

(d)	the director is removed from office pursuant to Article 14.10 or 14.11.

14.10	Removal of Director by Shareholders

The Company may remove any director before the expiration of his or her term of office by ordinary resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

14.11	Removal of Director by Directors

The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

ARTICLE 15

ALTERNATE DIRECTORS

15.1	Appointment of Alternate Director

Any director (an “appointor”) may by notice in writing received by the Company appoint any person (an “appointee”) who is qualified to act as a director, or who is qualified to serve on each of the committees of the directors of which the appointer is a member, to be his or her alternate to act in his or her place at meetings of the directors or committees of the directors, as the case may be, at which the appointor is not present, unless (in the case of an appointee who is not a director) the directors have reasonably disapproved the appointment of such person as an alternate director and have given notice to that effect to his or her appointor within a reasonable time after the notice of appointment is received by the Company.

15.2	Notice of Meetings

Every alternate director so appointed is entitled to notice of meetings of the directors and of committees of the directors of which his or her appointor is a member and to attend and vote as a director at any such meetings at which his or her appointor is not present.

15.3	Alternate for More Than One Director Attending Meetings

A person may be appointed as an alternate director by more than one director, and an alternate director:

(a)	will be counted in determining the quorum for a meeting of directors once for each of his or her appointors and, in the case of an appointee who is also a director, once more in that capacity;

(b)	has a separate vote at a meeting of directors for each of his or her appointors and, in the case of an appointee who is also a director, an additional vote in that capacity;

(c)

will be counted in determining the quorum for a meeting of a committee of directors once for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, once more in that capacity; and

(d)

has a separate vote at a meeting of a committee of directors for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, an additional vote in that capacity.

15.4	Consent Resolutions

Every alternate director, if authorized by the notice appointing him or her, may sign in place of his or her appointor any resolutions to be consented to in writing.

15.5	Alternate Director Not an Agent

Every alternate director is deemed not to be the agent of his or her appointor.

15.6	Revocation of Appointment of Alternate Director

An appointor may at any time, by notice in writing received by the Company, revoke the appointment of an alternate director appointed by him or her.

15.7	Ceasing to be an Alternate Director

The appointment of an alternate director ceases when:

(a)	his or her appointor ceases to be a director and is not promptly re-elected or re-appointed;

(b)	the alternate director dies;

(c)	the alternate director resigns as an alternate director in the manner required by the Act;

(d)	the alternate director ceases to be qualified to act as a director; or

(e)	his or her appointor revokes the appointment of the alternate director.

15.8	Remuneration and Expenses of Alternate Director

The Company may reimburse an alternate director for the reasonable expenses that would be properly reimbursed if he or she were a director, and the alternate director is entitled to receive from the Company such proportion, if any, of the remuneration otherwise payable to the appointor as the appointor may from time to time direct.

ARTICLE 16

POWERS AND DUTIES OF DIRECTORS

16.1	Powers of Management

The directors must, subject to the Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Act or by these Articles, required to be exercised by the shareholders of the Company.

16.2	Appointment of Attorney of Company

The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

ARTICLE 17

DISCLOSURE OF INTEREST OF DIRECTORS

17.1	Obligation to Account for Profits

A director or senior officer who holds a disclosable interest (as that term is used in the Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Act.

17.2	Restrictions on Voting by Reason of Interest

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

17.3	Interested Director Counted in Quorum

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

17.4	Disclosure of Conflict of Interest or Property

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Act.

17.5	Director Holding Other Office in the Company

A director may hold any office, employment or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

17.6	No Disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office, employment or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

17.7	Professional Services by Director or Officer

Subject to the Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

17.8	Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

ARTICLE 18

PROCEEDINGS OF DIRECTORS

18.1	Meetings of Directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

18.2	Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

18.3	Chair of Meetings

The following individual is entitled to preside as chair at a meeting of directors:

(a)	the chair of the board, if any;

(b)	in the absence of the chair of the board, the vice chair of the board, if any;

(c)	in the absence of the vice chair of the board, the chief executive officer, if any, provided the chief executive officer is a director, unless the board has determined otherwise;

(d)	in the absence of the chief executive officer, the president, if any, provided the president is a director, unless the board has determined otherwise; or

(e)	any other director chosen by the directors if:

(i)

neither the chair of the board, the vice chair of the board, the chief executive officer (if a director, unless the board has determined otherwise), nor the president (if a director, unless the board has determined otherwise), is present at the meeting within 15 minutes after the time set for holding the meeting;

(ii)

neither the chair of the board, the vice chair of the board, the chief executive officer (if a director, unless the board has determined otherwise), nor the president (if a director, unless the board has determined otherwise), is willing to chair the meeting; or

(iii)

the chair of the board, the vice chair of the board, the chief executive officer (if a director, unless the board has determined otherwise), and the president (if a director, unless the board has determined otherwise), have advised the secretary, if any, or any other director, that they will not be present at the meeting.

18.4	Meetings by Telephone or Other Communications Medium

A director may participate in a meeting of the directors or of any committee of the directors in person or by telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director may participate in a meeting of the directors or of any committee of the directors by a communications medium other than telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director who participates in a meeting in a manner contemplated by this Article 18.4 is deemed for all purposes of the Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

18.5	Calling of Meetings

A director may, and the secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time.

18.6	Notice of Meetings

Other than for meetings held at regular intervals as determined by the directors pursuant to Article 18.1, notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors and the alternate directors at least 48 hours before the time appointed for holding the meeting or such lesser time as may be reasonable under the circumstances, by any method set out in Article 24.1 or orally in person or by telephone.

18.7	When Notice Not Required

It is not necessary to give notice of a meeting of the directors to a director or an alternate director if:

(a)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

(b)	the director or alternate director, as the case may be, has waived notice of the meeting.

18.8	Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director or alternate director, does not invalidate any proceedings at that meeting.

18.9	Waiver of Notice of Meetings

Any director or alternate director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director and, unless the director otherwise requires by notice in writing to the Company, to his or her alternate director, and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director or alternate director.

18.10	Quorum

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be set at a majority of the number of directors for the time being set pursuant to these Articles or, if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting.

18.11	Validity of Acts Where Appointment Defective

Subject to the Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

18.12	Consent Resolutions in Writing

A resolution of the directors or of any committee of the directors consented to in writing by all of the directors entitled to vote on it, whether by signed document, fax, e-mail or any other method of transmitting legibly recorded messages, is as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors duly called and held. Such resolution may be in two or more counterparts which together are deemed to constitute one resolution in writing. A resolution passed in that manner is effective on the date stated in the resolution or on the latest date stated on any counterpart. A resolution of the directors or of any committee of the directors passed in accordance with this Article 18.12 is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

ARTICLE 19

EXECUTIVE AND OTHER COMMITTEES

19.1	Appointment and Powers of Executive Committee

The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the board of directors, all of the directors’ powers, except:

(a)	the power to fill vacancies in the board of directors;

(b)	the power to remove a director;

(c)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(d)	such other powers, if any, as may be set out in the resolution or any subsequent directors’ resolution.

19.2	Appointment and Powers of Other Committees

The directors may, by resolution:

(a)	appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

(b)	delegate to a committee appointed under Article 19.2(a) any of the directors’ powers, except:

(i)	the power to fill vacancies in the board of directors;

(ii)	the power to remove a director;

(iii)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(iv)	the power to appoint or remove officers appointed by the directors; and

(c)	make any delegation referred to in Article 19.2(b) subject to the conditions set out in the resolution or any subsequent directors’ resolution.

19.3	Obligations of Committees

Any committee appointed under Article 19.1 or 19.2, in the exercise of the powers delegated to it, must:

(a)	conform to any rules that may from time to time be imposed on it by the directors;

(b)	report every act or thing done in exercise of those powers at such times as the directors may require; and

(c)	keep minutes of all meetings of the committee.

19.4	Powers of Board

The directors may, at any time, with respect to a committee appointed under Article 19.1 or 19.2:

(a)	revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(b)	terminate the appointment of, or change the membership of, the committee; and

(c)	fill vacancies in the committee.

19.5	Committee Meetings

Subject to Article 19.3(a) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Article 19.1 or 19.2:

(a)	the committee may meet and adjourn as it thinks proper;

(b)

the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(c)	a majority of the members of the committee constitutes a quorum of the committee; and

(d)

questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote.

ARTICLE 20

OFFICERS

20.1	Directors May Appoint Officers

The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

20.2	Functions, Duties and Powers of Officers

The directors may, for each officer:

(a)	determine the functions and duties of the officer;

(b)	entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(c)	revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

20.3	Qualifications

No officer may be appointed unless that officer is qualified in accordance with the Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as the managing director must be a director. Any other officer need not be a director.

20.4	Remuneration and Terms of Appointment

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors think fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

ARTICLE 21

INDEMNIFICATION

21.1	Definitions

In this Article 21:

(a)	“associated corporation” means a corporation or entity referred to in paragraph (ii) or (iii) of the definition of “eligible party”;

(b)	“eligible party” means an individual who:

(i)	is or was a director or alternate director of the Company;

(ii)	is or was a director or alternate director of another corporation,

(A)	at a time when the corporation is or was an affiliate of the Company; or

(B)	at the request of the Company; or

(iii)	at the request of the Company, is or was, or holds or held a position equivalent to that of, a director or alternate director of a partnership, trust, joint venture or other unincorporated entity;

(c)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(d)

“eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which an eligible party or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director of the Company or an associated corporation:

(i)	is or may be joined as a party; or

(ii)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding; and

(e)	“expenses” has the meaning set out in the Act.

21.2	Mandatory Indemnification of Eligible Party

Subject to the Act, the Company must indemnify an eligible party and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each eligible party is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 21.2.

21.3	Indemnification of Other Persons

Subject to any restrictions in the Act, the Company may indemnify any person.

21.4	Non-Compliance with the Act

The failure of an eligible party to comply with the Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Article 21.

21.5	Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(a)	is or was a director, alternate director, officer, employee or agent of the Company;

(b)	is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(c)	at the request of the Company, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or

(d)	at the request of the Company, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her by reason of being or having been such a director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

ARTICLE 22

DIVIDENDS

22.1	Payment of Dividends Subject to Special Rights

The provisions of this Article 22 are subject to the rights, if any, of shareholders holding shares of the Company with special rights as to dividends.

22.2	Declaration of Dividends

Subject to the Act, the directors may from time to time declare and authorize payment of such dividends as they may deem advisable.

22.3	No Notice Required

The directors need not give notice to any shareholder of any declaration under Article 22.2.

22.4	Record Date

The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5:00 p.m. on the date on which the directors pass the resolution declaring the dividend.

22.5	Manner of Paying Dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company, or in any one or more of those ways.

22.6	Settlement of Difficulties

If any difficulty arises in regard to a distribution under Article 22.5, the directors may settle the difficulty as they deem advisable, and, in particular, may:

(a)	set the value for distribution of specific assets;

(b)

determine that, cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled may be made to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(c)	vest any such specific assets in trustees for the persons entitled to the dividend.

22.7	When Dividend Payable

Any dividend may be made payable on such date as is fixed by the directors.

22.8	Dividends to be Paid in Accordance With Number of Shares

All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

22.9	Receipt by Joint Shareholders

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

22.10	Dividend Bears No Interest

No dividend bears interest against the Company.

22.11	Fractional Dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

22.12	Payment of Dividends

Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the address of the shareholder, or in the case of joint shareholders, to the address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

22.13	Capitalization of Surplus

Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the surplus or any part of the surplus.

ARTICLE 23

FINANCIAL RECORDS AND AUDITS

23.1	Recording of Financial Affairs

The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Act.

23.2	Inspection of Accounting Records

Unless the directors determine otherwise, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

23.3	Remuneration of Auditor

The directors may set the remuneration of the Company’s auditor (if any).

ARTICLE 24

NOTICES

24.1	Method of Giving Notice

Unless the Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(a)	mail addressed to the person at the applicable address for that person as follows:

(i)	for a record mailed to a shareholder, the shareholder’s registered address;

(ii)

for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class; and

(iii)	in any other case, the mailing address of the intended recipient;

(b)	delivery at the applicable address for that person as follows, addressed to the person:

(i)	for a record delivered to a shareholder, the shareholder’s registered address;

(ii)

for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class; and

(iii)	in any other case, the delivery address of the intended recipient;

(c)	sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(d)	sending the record by e-mail to the e-mail address provided by the intended recipient for the sending of that record or records of that class; or

(e)	physical delivery to the intended recipient.

24.2	Deemed Receipt of Mailing

A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 24.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing.

24.3	Certificate of Sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that behalf for the Company stating that a notice, statement, report or other record was addressed as required by Article 24.1, prepaid and mailed or otherwise sent as permitted by Article 24.1 is conclusive evidence of that fact.

24.4	Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder first named in the central securities register in respect of the share.

24.5	Notice to Trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(a)	mailing the record, addressed to them:

(i)	by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(ii)	at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(b)

if an address referred to in Article 24.5(a)(ii) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

ARTICLE 25

SEAL

25.1	Who May Attest Seal

Except as provided in Articles 25.2 and 25.3, the Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

(a)	any two directors;

(b)	any officer, together with any director;

(c)	if the Company only has one director, that director; or

(d)	any one or more directors or officers or persons as may be determined by the directors.

25.2	Sealing Copies

For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 25.1, the impression of the seal may be attested by the signature of any director or officer.

25.3	Mechanical Reproduction of Seal

The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and the chair of the board or any senior officer together with the secretary, treasurer, secretary-treasurer, an assistant secretary, an assistant treasurer or an assistant secretary-treasurer may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

ARTICLE 26

PROHIBITIONS

26.1	Definitions

In this Article 26:

(a)	“designated security” means:

(i)	a voting security of the Company;

(ii)

a security of the Company that is not a debt security and that carries a residual right to participate in the earnings of the Company or, on the liquidation or winding-up of the Company, in its assets; or

(iii)	a security of the Company convertible, directly or indirectly, into a security described in Article 26.1(a)(i) or (ii);

(b)	“security” has the meaning assigned in the Securities Act (British Columbia); and

(c)	“voting security” means a security of the Company that:

(i)	is not a debt security; and

(ii)	carries a voting right either under all circumstances or under some circumstances that have occurred and are continuing.

26.2	Application

Article 26.3 does not apply to the Company if and for so long as it is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply.

26.3	Consent Required for Transfer of Shares or Designated Securities

No share or designated security may be sold, transferred or otherwise disposed of without the consent of the directors and the directors are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.

ARTICLE 27

DRAG-ALONG RIGHTS

27.1 Notwithstanding any other provision of these Articles, if:

(a)

one or more shareholders holding not less than 50.1% of the total number of shares of the Company then issued and outstanding (in this Article 27, the “Accepting Shareholders”) have agreed to transfer all of their shares to: a person or persons acting at arm’s length to the Accepting Shareholders (in this Article 27, a “Purchaser”); and

(b)

the Purchaser offers to purchase from each of the other shareholders (in this Article 27, the “Remaining Shareholders”) all of the shares of the Company held by the Remaining Shareholders (in this Article 27, the “Remaining Shares”) for the same consideration and on the same terms and conditions as those agreed to by the Accepting Shareholders, and all such terms and conditions are set out in writing in a notice delivered to the Remaining Shareholders (in this Article 27, the “Drag-Along Offer”), then the Remaining Shareholders shall be required to sell and transfer the Remaining Shares to the Purchaser on the terms and conditions set out in the Drag-Along Offer.

27.2 If any of the Remaining Shareholders (in this Article 27, the “Delinquent Holders”) fails to transfer its Remaining Shares to the Purchaser on the terms and conditions set out in the Drag-Along Offer, the Purchaser shall have the right to deposit the applicable consideration for such Remaining Shares in a special account at any financial institution or in a trust account of the Company’s lawyers in Canada, to be paid, without interest, to such Delinquent Holder upon presentation and surrender to such financial institution or so solicitors, as applicable, of the share certificates representing such Delinquent Holder’s Remaining Shares, duly endorsed for transfer to the Purchaser. Upon such deposit being made, the Remaining Shares in respect of which the deposit was made shall be automatically (without any further action of any kind on the part of the Delinquent Holder or the Purchaser) be deemed to be transferred to and purchased by the Purchaser and shall be transferred on the registers of the Company to the Purchaser and the rights of the Delinquent Holder in respect of such Remaining Shares after such deposit shall hereby be limited to receiving, without interest, the amount so deposited against presentation and surrender of the certificates representing such Remaining Shares, duly endorsed for transfer to the Purchaser.

27.3 The Company, or any officer thereof, shall be and hereby is irrevocably constituted and appointed as the true, lawful and irrevocable attorney of each Delinquent Holder, with full power of substitution, to execute all documents and take any and all actions as may be necessary or desirable to perform any and all obligations of the Delinquent Holder arising pursuant to this Article 27, and in executing such documents and taking such actions, to use the name of the Delinquent Holder whenever and wherever it may be considered necessary or expedient.

27.4 Articles 27.1, 27.2 and 27.3 will not apply if and for so long as the Company is a public company.

ARTICLE 28

TAG-ALONG RIGHTS

28.1 if any shareholder or shareholders (this Article 28, the “Accepting Shareholders”) receive(s) an offer to purchase shares representing more than 50.1% of all of the shares of the Company then issued and outstanding (in this Article 28, an “Offer”), which they are prepared to accept, from a person or persons acting at arm’s length to the Accepting Shareholders (in this. Article 28, the “Purchaser”), then, prior to the acceptance of the Offer, the Accepting Shareholders shall notify all of the other shareholders of the Company (in this Article 28, the “Remaining Shareholders”) of the Offer, and the terms and conditions thereof, and each of the Remaining Shareholders shall have the right, at its option, to require that a proportionate number of its shares be purchased by the Purchaser on terms and conditions at least as favorable to such Remaining Shareholder as the terms and conditions set out in the Offer received by the Accepting Shareholders. If the Purchaser does not agree to purchase all of the shares which the Accepting Shareholders and Remaining Shareholders wish to sell pursuant to this Article 28.1, the number of shares which the Accepting Shareholders and Remaining Shareholders shall be permitted to sell to the Purchaser shall be proportionately reduced so that each shareholder may sell to the Purchaser the same percentage of its total outstanding shares. The Remaining Shareholders may only exercise the rights provided for in this Article 28.1 by giving written notice thereof to the Accepting Shareholders and the Purchaser within fourteen (14) days after the date on which the Remaining Shareholders are notified of the Offer by the Accepting Shareholders pursuant to this Article 28.1.

28.2 Article 28.1 will not apply if and for so long as the Company is a public company.

Note: Article 29 was added by way of special resolution of shareholders on April 22, 2014. Article 29 was later replaced by Article 30 by way of director resolution on July 28, 2014.

ARTICLE 29

SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO CLASS A PREFERRED SHARES

29.1 The Class A Preferred Shares of the Company (the “Class A Preferred Shares”) have attached to them, as a class, the special rights and restrictions set out in this Article 29.

Directors’ Authority to Issue in One or More Series

29.2 The Class A Preferred Shares may include one or more series of shares and, subject to the provisions of the Act, the directors may, by resolution, if none of the shares of any particular series are issued, alter the Articles of the Company and authorize the alteration to the Notice of Articles of the Company, as the case may be, to:

(a) determine the maximum number of shares of that series that the Company is authorized to issue, determine that there is no such maximum number, or alter any such determination;

(b) create an identifying name by which the share of that series may be identified, or alter any such identifying name; and

attach special rights or restrictions to the shares of that series, including, but without limiting or restricting the generality of the foregoing, the rate or amount of dividends (whether cumulative, non-cumulative or partially cumulative), the dates and places of payment thereof, the consideration for, and the terms and conditions of, any purchase for cancellation or redemption thereof (including redemption after a fixed term or at a premium), conversion or exchange rights into other shares, bonds, debentures, securities or otherwise, the terms and conditions of any share purchase plan or sinking fund, restrictions respecting payment of dividends on, or the repayment of capital in respect of, any other shares of the Company and voting rights and restrictions; or alter any such special rights or restrictions.

The Articles of ESSA Pharma Inc. were amended by the addition of the below Article 30 by a resolution of the directors on July 28, 2014.

ARTICLE 30

The Class A Preferred Shares without par value (the “Preferred Shares”) shall have attached thereto the following rights, privileges, restrictions and conditions:

30.1	Definitions.

For the purposes of this Article 30, the following terms shall have the following meanings:

(a)	“Act” means the Business Corporations Act (British Columbia), as amended from time to time;

(b)

“Affiliate” of a person means any person that would be considered to be an “affiliate” of such first-mentioned person under National Instrument 45-106 - Prospectus and Registration Exemptions published by the Canadian Securities Administrators;

(c)	“Change of Control” means the occurrence of any of the following events:

(i)

any person or group of persons “acting in concert” (as interpreted in accordance with applicable securities legislation) shall have acquired legal or beneficial ownership of, or the power to exercise control or direction over, Common Shares representing more than 66 2/3% of the total number of Common Shares of the Company then outstanding;

(ii)

there is consummated any amalgamation, merger, arrangement, consolidation or other reorganization or acquisition, other than a Liquidity Event, involving the Company or any of its subsidiaries and another corporation or other entity, as a result of which the holders of Common Shares prior to the completion of the transaction hold less than 66 2/3% of the issued and outstanding shares of the successor corporation after completion of the transaction;

(iii)

any person or group of persons acting in concert shall succeed in having a sufficient number of its nominees elected as directors of the Company such that such nominees, when added, after such election, to any existing directors who are nominees of or Affiliates or related persons of such person or group of persons, will constitute a majority of the directors of the Company;

(iv)	50% or more of the directors who are directors as at the date hereof either resign or are removed from the Board of Directors; or

(v)	a strategic alliance, partnership or joint venture with a third party with upfront cash consideration payable by the third party to the Company in excess of Cdn$5,000,000;

(d)	“Common Shares” means the common shares in the capital of the Company;

(e)

“Conversion Ratio” means the conversion of one Preferred Share into one Common Share, except in the case that the Company is not (i) a “reporting issuer” as such term is defined under the Securities Act (British Columbia) by January 5, 2015 and (ii) listed on a Recognized Exchange by the earlier of (x) six months from the date the Company becomes a reporting issuer, and (y) June 5, 2015, the Conversion Ratio will be two-thirds of a Preferred Share for every one Common Share;

(f)	“Holder” means a registered holder of Preferred Shares;

(g)	“Liquidity Event” means:

(i)	the listing of the Common Shares of the Company on a Recognized Exchange;

(ii)

the sale of all or substantially all of the issued and outstanding shares in the capital of the Company for cash proceeds or for securities provided that such securities are listed and posted for trading on a Recognized Exchange; or

(iii)

the amalgamation merger, arrangement, reverse takeover or any other corporate transaction involving the Company with or into another entity pursuant to which the common shares of the resulting issuer from such transaction are listed on a Recognized Exchange;

(h)

“person” includes an individual, body corporate, unincorporated organization, trustee, executor, administrator, legal representative, limited or general partnership, limited liability company, trust, joint venture, association, governmental entity or any other entity;

(i)

“Preferred Share Original Issue Price” means Cdn$2.00 per share, subject to appropriate adjustment as determined by the Board of Directors in its sole discretion, acting reasonably, in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Shares;

(j)	“Recognized Exchange” means (i) the Toronto Stock Exchange, (ii) the TSX Venture Exchange,

(iii)

the NASDAQ Stock Market, (iv) the New York Stock Exchange, (v) any equity market based in North America having listing standards similar to those of the TSX Venture Exchange, as determined by the Board of Directors in its sole discretion, acting reasonably, or (vi) any other equity market as may be approved by Holders representing at least 66 and 2/3 % of the issued and outstanding Preferred Shares; and

(k)	“Redemption Price” means 110% of the Preferred Share Original Issue Price.

30.2	Entitlement to Vote.

The holders of the Preferred Shares shall be entitled to receive notice of, and to attend, all meetings of the shareholders of the Company but shall not be entitled to vote on any matters submitted to a vote or consent of shareholders of the Company, except as required pursuant to applicable law, in which case the Holders will vote as a separate class.

30.3	Dividends.

The Holders shall not be entitled to receive dividends.

30.4	Return of Capital.

In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or any other distribution of assets for the purpose of winding up its affairs, except in connection with a Liquidity Event, the Holders in respect of each Preferred Share then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders before any payment shall be made to the holders of all other classes of shares of the Company by reason of their ownership thereof, an amount per share equal to the greater of (i) the Preferred Share Original Issue Price or (ii) such amount per share as would have been payable had all Preferred Shares been converted into Common Shares pursuant to Article 30.5 immediately prior to such liquidation, dissolution, or winding up. If upon any such liquidation, dissolution, or winding up of the Company, the assets of the Company available for distribution to its shareholders shall be insufficient to pay the Holders the full amount to which they shall be entitled under this Article 30.4, the Holders shall share rateably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. After payment of all preferential amounts required to be paid to the Holders pursuant to this Article 30.4, the Preferred Shares shall not further participate in the distribution of the remaining assets of the Company.

30.5	Conversion Rights.

(a)	Automatic Conversion.

Upon the occurrence of a Liquidity Event; each Preferred Share will be automatically converted into Common Shares on the basis of the Conversion Ratio in effect on the Conversion Date (as defined below).

(b)	Voluntary Conversion.

At any time and from time to time, at the holder’s sole discretion, any Holder may convert Preferred Shares into Common Shares on the basis of the Conversion Ratio in effect on the Conversion Date.

(c)	Time of Conversion.

Conversion shall be deemed to be effected on the date (the “Conversion Date”):

(i)	in the case of an automatic conversion pursuant to Article 30.1(a), immediately prior to the Liquidity Event; and

(ii)	in the case of a voluntary conversion pursuant to Article 30.1(b), the date on which the Company receives the notice and certificate or certificates prescribed in Article 30.1(f).

(d)	Effect of Conversion.

On the Conversion Date:

(i)

all rights of a Holder as a holder of the converted Preferred Shares cease, except for the right to receive a certificate(s) for the number of Common Shares into which the Preferred Shares are converted on the basis of the Conversion Ratio; and

(ii)	each person in whose name any certificate for Common Shares issuable upon such conversion is deemed to have become the holder of record of Common Shares represented by such certificate,

(e)	Mechanics of Automatic Conversion.

Upon the automatic conversion of any Preferred Shares into Common Shares, each Holder must surrender the certificate or certificates for such Preferred Shares (or, if such registered Holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Shares (or at the principal office of the Company if the Company serves as its own transfer agent).

If the Board of Directors expects, acting reasonably, that the Preferred Shares will automatically convert, the Company will, at least 20 days before the date it reasonably believes will be the date of the automatic conversion, send by prepaid courier or deliver to each person, who at the date of mailing or delivery is a registered Holder, a notice in writing of the expected automatic conversion of such shares. That notice shall be sent or delivered to each Holder in accordance with Article 30.30.7. The notice will set out the basis under Article 30.1(a) for such automatic conversion, the number of Preferred Shares held by the person to whom it is addressed which are to be converted (if known), the number of Common Shares into which those Preferred Shares will be converted, the expected date of closing of the Liquidation Event and the place or places in Canada at which Holders may present and surrender the certificate(s) representing its Preferred Shares for conversion.

(f)	Mechanics of Voluntary Conversion.

In order for a Holder to voluntarily convert Preferred Shares into Common Shares, such Holder shall surrender the certificate or certificates for such Preferred Shares (or, if such registered Holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Shares (or at the principal office of the Company if the Company serves as its own transfer agent), together with written notice that such Holder elects to convert all or any number of the Preferred Shares represented by such certificate or certificates. Such notice shall state such Holder’s name or the names of the nominees in which such Holder wishes the certificate or certificates for Common Shares to be issued. If required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered Holder or his, her or its attorney duly authorized in writing. The Common Shares issuable upon conversion of the Preferred Shares represented by such certificate shall be deemed to be outstanding of record as of the Conversion Date.

(g)	Delivery of Certificates.

The Company shall, as soon as practicable after the Conversion Date, issue and deliver to such Holder, or to his, her or its nominees, a certificate or certificates for the full number of Common Shares issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the Preferred Shares represented by the surrendered certificate that were not converted into Common Shares. Following the Conversion Date, but prior to the issuance of certificates evidencing the Common Shares issuable upon conversion, the certificates representing the converted Preferred Shares are deemed to represent the Common Shares into which such Preferred Shares are converted.

(h)	Fractional Shares.

No fractional Common Shares will be issued upon conversion of Preferred Shares. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of Preferred Shares the Holder is at the time converting and the aggregate number of Common Shares issuable upon such conversion. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a Common Share, the number of Common Shares to be issued shall be rounded down to the nearest whole share.

(i)	Reservation of Common Shares.

The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of Preferred Shares, such number of Common Shares as from time to time is sufficient to effect the conversion of all outstanding Preferred Shares, and if at any time the number of authorized but unissued Common Shares is not sufficient to effect the conversion of all then outstanding Preferred Shares, then the Company will take such corporate action as may, in the opinion of its legal counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as is sufficient for such purpose.

30.6	Adjustments.

(a)	Subdivision, Consolidation, Capital Reorganizations, etc.

If, following the date of the issuance of the Preferred Shares, the Common Shares are changed into the same or a different number of shares or any class or series of stock, whether by subdivision, consolidation, capital reorganization or reclassification of the Common Shares or any amalgamation, consolidation or merger of the Company or otherwise (other than in connection with a Liquidity Event), each Preferred Share shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of shares, other securities and/or property receivable upon such change that a holder of a number of Common Shares equal to the number of Common Shares into which such Preferred Share was convertible on the basis of the Conversion Ratio immediately prior to the change is entitled to receive upon such change.

(b)	Adjustment Certificate.

In each case of an adjustment or readjustment of the Conversion Ratio, the Company will promptly furnish each Holder with a certificate showing such adjustment or readjustment, and stating in reasonable detail the facts upon which such adjustment or readjustment is based.

(c)	Notice of Action Requiring Adjustment.

If the Company shall propose to take any action of the types described in Article 30.1(a), the Company shall give notice to each Holder, in the manner set forth in Article 30.30.7, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Ratio and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of the Preferred Shares. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 10 days prior to the taking of such proposed action.

(d)	Further Adjustment Provisions.

If, at any time as a result of an adjustment made pursuant to this Article 30.30.6, a Holder becomes entitled to receive any shares or other securities of the Company other than Common Shares upon surrendering Preferred Shares for conversion, the Conversion Ratio in respect of such other shares or securities will be adjusted after that time, and will be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Preferred Shares contained in this Article 30.30.6, and the remaining provisions of these Preferred Shares provisions apply on the same or similar terms to any such other shares or securities.

30.7	Redemption upon a Change of Control.

(a)

Within 30 days following the occurrence of a Change of Control, each Holder shall have the right to require the Company to redeem any or all of the Preferred Shares at an amount equal to the Redemption Price multiplied by the number of Preferred Shares so redeemed.

(b)	Mechanics of Redemption.

Holders may exercise the redemption privilege provided for herein by, not less than five days’ prior to such proposed redemption, such Holder surrendering the certificate or certificates for such Preferred Shares (or, if such registered Holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Shares (or at the principal office of the Company if the Company serves as its own transfer agent), together with written notice that such Holder elects to redeem all or any number of the Preferred Shares represented by such certificate or certificates. Such notice shall be signed by such Holder or its agent. Upon receipt of such notice and certificate(s), the Company shall redeem the Preferred Shares required to be redeemed by paying to such Holders an aggregate amount equal to the Redemption Price multiplied by the number of Preferred Shares to be redeemed. The certificate(s) for such Preferred Shares shall thereupon be cancelled and the Preferred Shares represented thereby shall thereupon be cancelled. Such payment shall be made promptly by delivery to such Holders of a certified cheque in an aggregate amount equal to the Redemption Price multiplied by the number of Preferred Shares so redeemed. From and after the date of such redemption, the Holder thereof shall not be entitled to exercise any of the rights of Holders in respect thereof unless payment of such Redemption Price is not made on the purchase date, in which case the rights of the Holder of such Preferred Shares shall remain unaffected until payment in full of the aggregate Redemption Price therefor,

(c)	Insufficient Funds.

If the funds of the Company legally available for redemption of the Preferred Shares arc insufficient to redeem the total number of Preferred Shares subject to redemption, those funds that are legally available will be used to redeem the maximum possible number of whole Preferred Shares rateably among the Holders. The Preferred Shares not redeemed will remain outstanding and remain entitled to all rights and preferences otherwise provided in these Preferred Share provisions. As and when funds legally available for redemption of Preferred Shares subsequently become available, those funds will be used to redeem the maximum possible number of whole Preferred Shares rateably among the Holders whose Preferred Shares have been redeemed.

30.8	Notices.

Any notice, direction or other instrument required or permitted to be given to any party hereto shall be in writing and shall be sufficiently given if delivered personally or by courier or transmitted by facsimile or other form of electronic communication during the transmission of which no indication of failure of receipt is communicated to the sender and for which evidence of delivery is obtained, as follows: (i) if the Holder, to the address of such Holder set forth in the register maintained by the Company at the offices of its transfer agent in which it enters the names and addresses of its shareholders (or at the principal office of the Company if the Company serves as its own transfer agent); and (ii) if to the Company, to the address of its principal office (or to such other address, facsimile number, email address or person that the party designates for future notices to such party by notice given in accordance with the foregoing provisions).

Any such notice: (i) if delivered personally or by courier, shall be deemed to have been given and received on the date of such delivery provided that if such day is not a business day then it shall be deemed to have been given and received on the first business day following such day; and (ii) if transmitted by facsimile or other form of electronic communication, shall be deemed to have been given on the date of transmission if sent before 5:00 p.m. on a business day or, if not before 5:00 p.m., on the first business day following the date of transmission provided that the sender has evidence of a successful transmission such as a fax confirmation or electronic delivery receipt.